As filed with the Securities and Exchange Commission on November 13, 2000 Registration No. 333-42510


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                 Post-Effective
                               Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                              --------------------

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   41-1955181
                     (I.R.S. employer identification number)
                    Residential Asset Mortgage Products, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (952) 832-7000

(Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)


                                Bruce J. Paradis
                    Residential Asset Mortgage Products, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (952) 832-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service) Copies to:

                            Robert L. Schwartz, Esq.
                            GMAC Mortgage Group, Inc.
                            3031 West Grand Boulevard
                             Detroit, Michigan 48232
                                                                    Steven S. Kudenholdt, Esq.
     Katharine I. Crost, Esq.           Robert C. Wipperman         Paul D. Tvetenstrand, Esq.
Orrick, Herrington & Sutcliffe LLP   Stroock & Stroock & Lavan      Thacher Proffitt & Wood
         666 Fifth Avenue                       LLP                 Two World Trade Center
     New York, New York 10103             180 Maiden Lane           New York, New York 10048
                                      New York, New York 10038

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
=============================== ==================== ====================== ====================== =================
  Title of Securities to be        Amount to be        Proposed Maximum       Proposed Maximum        Amount of
        Registered(1)               Registered        Aggregate Price Per    Aggregate Offering      Registration
                                                             Unit                 Price(2)              Fee(3)
------------------------------- -------------------- ---------------------- ---------------------- -----------------
------------------------------- -------------------- ---------------------- ---------------------- -----------------
    Mortgage Asset-Backed
  Pass-Through Certificates       $6,000,000,000             100%              $6,000,000,000         $1,584,000
    and Asset-Backed Notes
     (Issuable in Series)
=============================== ==================== ====================== ====================== =================


(1) This Registration Statement also relates to certain market making transactions that may be made by Residential Funding Securities Corporation, an affiliate of the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Previously paid.
                                     -------------------
        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




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                                Explanatory Note

        This Registration Statement includes (i) the basic prospectus relating to Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans and (iii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes representing beneficial ownership interests in a trust fund consisting primarily of closed-end home equity loans and second lien fixed rate home loans.

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